Exhibit 10.19

Execution Version

FOURTH AMENDMENT
TO

SHARE PURCHASE AGREEMENT

This Fourth Amendment to Share Purchase Agreement (this “Fourth Amendment”), dated effective as of October 28, 2019, is by and between ALON PARAMOUNT HOLDINGS, INC., a Delaware corporation (“Seller”), and GCE HOLDINGS ACQUISITIONS, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are from time to time referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Seller and Buyer are parties to that certain Share Purchase Agreement dated April 29, 2019 (as amended by that certain First Amendment to Share Purchase Agreement, dated September 27, 2019, that certain Second Amendment to Share Purchase Agreement, dated October 4, 2019, and that certain Third Amendment to Share Purchase Agreement, dated October 11, 2019, collectively, the “Purchase Agreement”); and

WHEREAS, Buyer has previously extended the Long Stop Date and paid the Extension Payment to Seller all pursuant to Section 9.2 of the Purchase Agreement;

WHEREAS, Buyer has requested to further extend the Long Stop Date pursuant to the terms of this Fourth Amendment; and

WHEREAS, Seller and Buyer desire to amend certain provisions of the Purchase Agreement as further described in this Fourth Amendment.

NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1.Definitions.  All capitalized terms used and not defined in this Fourth Amendment shall have the meanings ascribed thereto in the Purchase Agreement unless expressly provided otherwise in this Fourth Amendment, and all rules as to interpretation and usage set forth therein shall apply hereto.

2.Article II (Purchase and Sale).

(a)Section 2.2 (Deposit).  The fifth sentence of Section 2.2 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following sentence:

“Notwithstanding anything to the contrary contained in this Agreement (including the initial sentence of this Section 2.2), if the Closing occurs, the Deposit will NOT be applied to or credited against the Purchase Price.”

(b)Section 2.5 (Deliveries at the Closing).  Section 2.5(a)(i) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(i)An amount (the “Closing Date Payment”) equal to the Purchase Price,

(1)less, an amount equal to Seller’s estimate of ad valorem Property Taxes of the Company for the Pre-Closing Tax Period (based upon the most recent property tax bills available), and

(2)plus or minus, as applicable, such other matters as the Parties agree to be added to or deducted from the calculation of the Closing Date Payment,

such Closing Date Payment to be paid by wire transfer of immediately available funds to the account of Seller set forth in Section 2.5(a)(i) of the Seller Disclosure Schedule.”

3.Article IX (Termination).

(a)Section 9.2 (Extension of Long Stop Date).  Section 9.2 of the Purchase Agreement is hereby amended by deleting the third sentence thereof in its entirety and replaced with the following sentence:

“Notwithstanding anything to the contrary contained in this Agreement, if the Closing occurs, the Extension Payment will NOT be applied to or credited against the Purchase Price.”

(b)Section 9.4 (Further Extension of Long Stop Date). Section 9.4 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Section 9.4Further Extension of Long Stop Date.

(a)Without limiting or modifying the provisions of Section 9.2, the Parties hereby agree to extend the Long Stop Date to December 6, 2019.

(b)On or before October 31, 2019, Buyer shall pay Seller, by wire transfer or delivery of other immediately available funds to an account, or accounts, designated by Seller, an amount equal to two million two hundred fifty thousand dollars ($2,250,000) (the “Expense Fee”) in consideration of additional costs that Seller has and may incur to maintain and manage the assets of the Company in connection with the execution of the Fourth Amendment. The Expense Fee shall be fully earned by Seller upon payment by Buyer and shall NOT be refundable (in that it shall not be returned to Buyer) for any reason whatsoever, including in the event this Agreement is later terminated by Buyer pursuant to Section 9.1 or subject to any audit or accounting backup with respect to costs incurred by Seller. The Extension Payment shall NOT be deemed to be part of the Deposit and shall NOT be subject to Section 2.2. Notwithstanding anything to the contrary contained in this Agreement, if the Closing

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occurs, the Expense Fee will NOT be applied to or credited against the Purchase Price.”

4.Expense Fee.  This Fourth Amendment will not become a legally binding and enforceable obligation of Seller unless and until the Expense Fee is received by Seller.

5.Instrument of Amendment.  Seller and Buyer acknowledge and agree that this Fourth Amendment constitutes a written amendment signed by each Party to the Purchase Agreement and fulfills the requirements of an amendment contemplated by Section 11.1 of the Purchase Agreement.  Upon the effectiveness of this Fourth Amendment, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Purchase Agreement as modified by this Fourth Amendment.

6.Ratification.  Except as otherwise set forth herein, the Purchase Agreement is hereby ratified, confirmed and approved in all respects.

7.Entire Agreement.  This Fourth Amendment (which term shall be deemed to include the annexes, schedules and disclosure schedules hereto), the Purchase Agreement (which term shall be deemed to include the annexes, schedules and disclosure schedules thereto and the other certificates, documents and instruments delivered thereunder), as amended from time to time, and the other Transaction Documents constitute the entire agreement among the Parties and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

8.Constructions, Etc. This Fourth Amendment shall be governed by all provisions of the Purchase Agreement, unless the context otherwise requires, including all provisions concerning construction, enforcement, notices, governing law, waiver of jury trial and arbitration.

9.Governing Law.  This Fourth Amendment and the rights and obligations of the Parties hereto shall be governed, construed, and enforced in accordance with the laws of the State of Delaware.

10.Expenses. All fees, costs and expenses incurred by Seller or Buyer in negotiating this Fourth Amendment, conducting the non-binding discussions contemplated herein or consummating the transactions contemplated by this Fourth Amendment shall be paid by the Party incurring the same, including legal and accounting fees, costs and expenses.

11.Counterparts.  This Fourth Amendment may be executed in multiple counterparts and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Signed counterparts of this Agreement may be delivered by facsimile and by scanned pdf image.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Fourth Amendment to be duly executed by their respective authorized representative(s) as of the day and year first written above.

“Seller”

ALON PARAMOUNT HOLDINGS, INC.

By:	/s/ MARK PAGE

Name:	Mark Page
Title:	Executive Vice President

By:	/s/ REGINA BYNOTE JONES

Name:	Regina Bynote Jones
Title:	Executive Vice President

[Signature Page to Fourth Amendment to SPA]

“Buyer”

GCE HOLDINGS ACQUISITIONS, LLC

By:	/s/ RICHARD PALMER

Name:	Richard Palmer
Title:	President and CEO

[Signature Page to Fourth Amendment to SPA]